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                                                                    Exhibit 99.2

     P R O X Y

                           Reunion Industries, Inc.

                   PROXY for Annual Meeting of Stockholders

                            To Be Held June 8, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Reunion Industries, Inc. a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement/Prospectus, each dated ______________, 1999, and hereby appoints Charles E. Bradley, Sr. and Richard L. Evans, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Reunion Industries, Inc. to be held on June 8, 1999 at the Holiday Inn Select Stamford, 700 Main Street, Stamford, Connecticut, at 10:00 a.m., local time, and at all adjournments or postponements thereof, and to vote shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND FOR THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE



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                                                           [X]Please mark votes
                                                              as in this example

THE BOARD OF DIRECTORS RECOMMENDED A VOTE "FOR" THE FOLLOWING PROPOSAL:


1.  PROPOSAL 1:  To approve the
             Agreement and Plan of
             Merger, dated March 30, 1999,
             by and BETWEEN Reunion Industries, Inc.
             and Chatwins Group, Inc.

             For  Against  Abstain

             [ ]    [ ]      [ ]

2.  PROPOSAL 2:  The election as directors (except as
             indicated below) of the following nominees:
             Thomas N. Amonett, Charles E. Bradley, Sr.,
             Thomas L. Cassidy, W.R. Clerihue,
             Franklin Myers and John G. Poole.

             For  Against  Abstain

             [ ]    [ ]      [ ]


             (Instructions: To withhold authority to vote for any individual nominee, write the nominee's name below.)

             ____________________________________

3.  OTHER BUSINESS:  In their discretion, the proxy holders
             are hereby authorized to vote on such
             other business as may properly come
             before the Annual Meeting, including,
             among other things, a motion to adjourn
             the Annual Meeting to another time and/or place for, among other things, the purpose of soliciting additional proxies.

                                       Note: Please sign exactly as your name
                                       appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

Signature(s)
            -------------------------------------------------------------------
Date
    -------------

NOTE: Please mark, sign, and date and return the proxy card promptly using the enclosed envelope.


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